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                                                                    Exhibit 10.1

          [OCH-ZIFF CAPITAL MANAGEMENT GROUP LETTERHEAD APPEARS HERE]



November 9, 1998



Autonomous Technologies Corporation
2800 Discovery Drive
Orlando, Florida  32826
Attn:  Monty K. Allen, CFO

Re:  Option Exercise

Dear Mr. Allen:

     The undersigned hereby gives notice of exercise of the Option granted to it pursuant to the Stock Purchase Agreement between the undersigned and Autonomous Technologies Corporation (the "Company") dated as of April 16, 1998, as amended by amendment dated July 22, 1998 (as so amended, the "Amended Agreement"). Capitalized terms not otherwise defined have the meanings assigned to them in the Amended Agreement.

     This notice of exercise is irrevocable, subject only to the declaration of effectiveness of a registration statement covering the shares of Common Stock underlying the Series I Preferred Stock and the Warrant to be received on Option Closing ("underlying shares").

     The exercise price for the Option is $4,000,000, payable at Option Closing. The Option Closing is to occur on, or promptly following, the declaration of effectiveness of a registration statement covering the underlying shares, and satisfaction by the Company, or waiver by the undersigned, of the other conditions set out in Section 4.2 of the Amended Agreement. The requirement for closing within three days of Option exercise, as provided in the original Stock Purchase Agreement, has been superseded by the Amended Agreement.

     This notice of exercise is delivered on the understanding that Summit Technology has agreed to permit the Warrant to "roll over" into the consideration to be received in its merger with the Company, if the Warrant is not exercised prior to closing of the proposed merger transaction.

                              Very truly yours,

                              OZ Master Fund, Ltd.
                              By:   OZ Management, L.L.C. as
                                    Investment Advisor



                                  /s/ Daniel S. Och
                              -------------------------------------
                              Daniel S. Och
                              Managing Member

cc:  William A. Grimm, Esq., Gray, Harris & Robinson
     Gregory F. W. Todd, Esq.